United States Natural Gas Fund, LP	Exhibit 99.1
Monthly Account Statement
For the Month Ended July 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(614,588,770)
Realized Trading Gain (Loss) on Swaps	(4,444,653)
Unrealized Gain (Loss) on Market Value of Futures	303,102,925
Unrealized Gain (Loss) on Market Value of Swaps	536,293
Interest Income	422,648
ETF Transaction Fees	11,000
Total Income (Loss)	$(314,960,557)

Expenses
Investment Advisory Fee	$1,876,883
Brokerage Commissions	2,603,290
Tax Reporting Fees	316,385
SEC & FINRA Registration Expense	300,524
NYMEX License Fee	82,566
Non-interested Directors' Fees and Expenses	17,420
Audit Fees	13,589
Legal Fees	3,662
Prepaid Insurance Expense	1,923
Total Expenses	$5,216,242
Net Gain (Loss)	$(320,176,799)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/09	$3,722,201,094
Additions (77,600,000 Units)	975,695,057
Net Gain (Loss)	(320,176,799)

Net Asset Value End of Period	$4,377,719,352
Net Asset Value Per Unit (347,400,000 Units)	$12.60

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502